Exhibit (d)(14)

AMENDED AND RESTATED

EXPENSE REIMBURSEMENT AGREEMENT

FOR THE TIAA-CREF FUNDS

This Agreement is entered into effective as of February 27, 2026, by and between TIAA-CREF Funds (the “Trust”), a Delaware statutory trust, and Teachers Advisors, LLC (“Advisors”), a Delaware limited liability company.

WHEREAS, the Trust is an open-end diversified management investment company currently consisting of various investment portfolios, each with up to six classes (collectively, the “Funds”).

WHEREAS, Advisors and the Trust have entered into an Amended and Restated Investment Management Agreement, as amended, (the “Investment Management Agreement”) providing for investment management services to be provided by Advisors to the Funds for an investment management fee;

WHEREAS, the Lifecycle Retirement Income, Lifecycle 2010, Lifecycle 2015, Lifecycle 2020, Lifecycle 2025, Lifecycle 2030, Lifecycle 2035, Lifecycle 2040, Lifecycle 2045, Lifecycle 2050, Lifecycle 2055, Lifecycle 2060, Lifecycle 2065, Lifecycle 2070, Lifecycle Index Retirement Income, Lifecycle Index 2010, Lifecycle Index 2015, Lifecycle Index 2020, Lifecycle Index 2025, Lifecycle Index 2030, Lifecycle Index 2035, Lifecycle Index 2040, Lifecycle Index 2045, Lifecycle Index 2050, Lifecycle Index 2055, Lifecycle Index 2060, Lifecycle Index 2065 and Lifecycle Index 2070 Funds (the “Top-Tier Funds”) invest in Class W shares of certain other Funds (the “Underlying Funds”); and

WHEREAS, with respect to Retirement Class, Class A, Class R6, Premier Class, Class I and Class W shares, the parties hereto wish to lessen the impact of the total expenses of the Funds (collectively, the “Total Expenses”).

NOW, THEREFORE, the parties do hereby agree as follows:

1.	Term of Agreement. This Agreement shall commence as of February 27, 2026. This Agreement shall continue in force per the paragraphs below unless earlier terminated by written agreement of the parties hereto.

This Agreement shall continue in force until the close of business on April 30, 2026 with respect to the following Funds: Real Estate Securities Select and Inflation Linked Bond Funds.

This Agreement shall continue in force until the close of business on February 28, 2027 with respect to the following Funds: Core Equity, International Equity, Emerging Markets Equity, Large Cap Growth, Quant Mid Cap Growth, Large Cap Value, Mid Cap Value, Large Cap Growth Index, Large Cap Value Index, Equity Index, S&P 500 Index, Small Cap Blend Index, International Equity Index, Emerging Markets Equity Index, Quant International Small Cap Equity, Large Cap Responsible Equity, International

Opportunities, Emerging Markets Debt, International Responsible Equity, Quant Small/Mid Cap Equity, International Bond and Quant Small Cap Equity Funds.

This Agreement shall continue in force until the close of business on July 31, 2026 with respect to the following Funds: Core Bond, Core Plus Bond, High Yield, 5–15 Year Laddered Tax Exempt Bond, Short Term Bond, Bond Index, Short Term Bond Index, Core Impact Bond, Money Market, Short Duration Impact Bond and Green Bond Funds.

This Agreement shall continue in force until the close of business on September 30, 2026 with respect to the Top-Tier, Managed Allocation, Lifestyle Income, Lifestyle Conservative, Lifestyle Moderate, Lifestyle Growth and Lifestyle Aggressive Growth Funds.

2.	Reimbursement of Expenses of the Funds. Advisors hereby agrees to reimburse the Funds for the Total Expenses of each Class of the Funds that exceed, on an annual basis, the percentages of average daily net assets set forth on Exhibit A, subject in all cases to possible further reductions as a result of reductions in the complex-level fee component of the investment management fee for each Fund subject to the complex-level fee, as detailed in the Investment Management Agreement. Total Expenses under this Agreement shall not be construed to include Acquired Fund Fees and Expenses (as defined in the Securities and Exchange Commission’s Form N-1A), interest, taxes, brokerage commissions or other transactional expenses and any extraordinary expenses incurred by a Fund. For the Top-Tier Funds, Total Expenses under this Agreement shall also not be construed to include any expenses originally attributable to Class W shares of the Underlying Funds.

3.	Amount and Frequency of Reimbursements. The amount of reimbursement, if any, for each Fund shall be determined monthly. The frequency of such reimbursements shall be made from time to time as agreed upon between the Trust and Advisors.

4.	Assignment and Modification. This Agreement may be modified or assigned only by a writing signed by all of the parties.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

TIAA-CREF FUNDS, on behalf of each of the Funds

/s/ Marc Cardella

By: Marc Cardella

Title: Vice President and Controller

TEACHERS ADVISORS, LLC

/s/ John M. McCann

By: John M. McCann

Title: Assistant Secretary

EXHIBIT A

	Class R6	Rtmt Cl	Class A	Premier Cl	Class I	Class W

Core Equity Fund	0.520%	0.770%	0.870%	0.670%	0.670%	0.520%

International Equity Fund	0.600%	0.850%	0.950%	0.750%	0.750%	0.600%

Emerging Markets Equity Fund	0.950%	1.200%	1.300%	1.100%	1.100%	0.950%

International Opportunities Fund	0.700%	0.950%	1.050%	0.850%	0.850%	0.700%

Large Cap Growth Fund	0.520%	0.770%	0.870%	0.670%	0.670%	0.520%

Large Cap Value Fund	0.520%	0.770%	0.870%	0.670%	0.670%	0.520%

Quant Mid Cap Growth Fund	0.550%	0.800%	0.900%	0.700%	0.700%	N/A

Mid Cap Value Fund	0.550%	0.800%	0.900%	0.700%	0.700%	N/A

Quant Small Cap Equity Fund	0.530%	0.780%	0.880%	0.680%	0.680%	0.530%

Quant Small/Mid Cap Equity Fund	0.530%	0.780%	0.880%	0.680%	0.680%	0.530%

Large Cap Growth Index Fund	0.090%	0.340%	N/A	N/A	0.240%	0.090%

Large Cap Value Index Fund	0.090%	0.340%	N/A	N/A	0.240%	0.090%

Equity Index Fund	0.090%	0.340%	0.440%	0.240%	0.240%	0.090%

Large Cap Responsible Equity Fund	0.220%	0.470%	0.570%	0.370%	0.370%	N/A

Real Estate Securities Select Fund	0.570%	0.820%	0.920%	0.720%	0.720%	N/A

Managed Allocation Fund	0.000%	0.250%	0.250%	N/A	N/A	N/A

Core Bond Fund	0.350%	0.600%	0.700%	0.500%	0.500%	0.350%

Core Plus Bond Fund	0.350%	0.600%	0.700%	0.500%	0.500%	0.350%

Bond Index Fund	0.090%	0.340%	0.440%	0.240%	0.240%	0.090%

Short Term Bond Fund	0.300%	0.550%	0.650%	0.450%	0.450%	0.300%

Short Term Bond Index Fund	0.100%	0.350%	0.450%	0.250%	0.250%	0.100%

	Class R6	Rtmt Cl	Class A	Premier Cl	Class I	Class W

High Yield Fund	0.400%	0.650%	0.750%	0.550%	0.550%	0.400%

5–15 Year Laddered Tax Exempt Bond Fund	0.300%	N/A	0.650%	N/A	0.450%	N/A

Inflation Linked Bond Fund	0.300%	0.550%	0.650%	0.450%	0.450%	0.300%

Core Impact Bond Fund	0.400%	0.650%	0.750%	0.550%	0.550%	N/A

International Responsible Equity Fund	0.400%	0.650%	0.750%	0.550%	0.550%	N/A

Emerging Markets Debt Fund	0.650%	0.900%	1.000%	0.800%	0.800%	0.650%

International Bond Fund	0.600%	0.850%	0.950%	0.750%	0.750%	0.600%

Quant International Small Cap Equity Fund	0.750%	1.000%	1.100%	0.900%	0.900%	0.750%

Money Market Fund	0.150%	0.400%	0.500%	0.300%	0.300%	0.150%

Short Duration Impact Bond Fund	0.350%	0.600%	0.700%	0.500%	0.500%	N/A

Green Bond Fund	0.450%	0.700%	0.800%	0.600%	0.600%	N/A

S&P 500 Index Fund	0.090%	0.340%	N/A	N/A	0.240%	0.090%

Small Cap Blend Index Fund	0.090%	0.340%	N/A	N/A	0.240%	0.090%

International Equity Index Fund	0.150%	0.400%	N/A	0.300%	0.300%	0.150%

Emerging Markets Equity Index Fund	0.210%	0.460%	0.560%	0.360%	0.360%	0.210%

Lifecycle 2010 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2015 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2020 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2025 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2030 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

	Class R6	Rtmt Cl	Class A	Premier Cl	Class I	Class W

Lifecycle 2035 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2040 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2045 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2050 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2055 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2060 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2065 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2070 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle Retirement Income Fund	0.000%	0.250%	0.250%	0.150%	0.150%	N/A

Lifecycle Index 2010 Fund	0.019%	0.269%	N/A	0.169%	0.169%	N/A

Lifecycle Index 2015 Fund	0.020%	0.270%	N/A	0.170%	0.170%	N/A

Lifecycle Index 2020 Fund	0.025%	0.275%	N/A	0.175%	0.175%	N/A

Lifecycle Index 2025 Fund	0.029%	0.279%	N/A	0.179%	0.179%	N/A

Lifecycle Index 2030 Fund	0.034%	0.284%	N/A	0.184%	0.184%	N/A

Lifecycle Index 2035 Fund	0.039%	0.289%	N/A	0.189%	0.189%	N/A

Lifecycle Index 2040 Fund	0.044%	0.294%	N/A	0.194%	0.194%	N/A

Lifecycle Index 2045 Fund	0.045%	0.295%	N/A	0.195%	0.195%	N/A

Lifecycle Index 2050 Fund	0.046%	0.296%	N/A	0.196%	0.196%	N/A

Lifecycle Index 2055 Fund	0.046%	0.296%	N/A	0.196%	0.196%	N/A

Lifecycle Index 2060 Fund	0.046%	0.296%	N/A	0.196%	0.196%	N/A

Lifecycle Index 2065 Fund	0.046%	0.296%	N/A	0.196%	0.196%	N/A

Lifecycle Index 2070 Fund	0.043%	0.293%	N/A	0.193%	0.193%	N/A

	Class R6	Rtmt Cl	Class A	Premier Cl	Class I	Class W

Lifecycle Index Retirement Income Fund	0.018%	0.268%	N/A	0.168%	0.168%	N/A

Lifestyle Income Fund	0.100%	0.350%	0.450%	0.250%	0.250%	N/A

Lifestyle Conservative Fund	0.100%	0.350%	0.450%	0.250%	0.250%	N/A

Lifestyle Moderate Fund	0.100%	0.350%	0.450%	0.250%	0.250%	N/A

Lifestyle Growth Fund	0.100%	0.350%	0.450%	0.250%	0.250%	N/A

Lifestyle Aggressive Growth Fund	0.100%	0.350%	0.450%	0.250%	0.250%	N/A

APPENDIX A

Voluntary Expense Waivers

The expense caps denoted in the following Appendix A to this Exhibit A describe certain voluntary expense waivers and have been provided in this Agreement for informational purposes only. They are not otherwise subject to the terms and conditions of this Agreement.

	Class R6	Rtmt Cl	Class A	Premier Cl	Class I	Class W

International Responsible Equity Fund[1]	0.270%	0.520%	0.620%	0.420%	0.420%	N/A

International Bond Fund[1]	0.540%	0.790%	0.890%	0.690%	0.690%	0.540%

Green Bond Fund[1]	0.420%	0.670%	0.770%	0.570%	0.570%	N/A

Short Duration Impact Bond Fund[1]	0.340%	0.590%	0.690%	0.490%	0.490%	N/A

With respect to the Lifecycle 2010 Fund, Advisors has voluntarily agreed to reimburse the Fund for 0.080% of the Total Expenses of each of its share classes that are originally attributable to Class W shares of the Underlying Funds. This voluntary commitment is effective February 27, 2026 through April 30, 2026.

[1]	Effective February 27, 2026 through April 30, 2026. For this effective period, these percentages supersede any other percentages then in effect.